Exhibit 4.2

111, Inc.

NAME AND ADDRESS	CERTIFICATE NUMBER	DISTINCTIVE NUMBERS		PAR VALUE PER SHARE
OF SHAREHOLDER		FROM	TO

	DATE OF ISSUE	NO. OF SHARES		CONSIDERATION PAID

Class A Ordinary Shares

SHARE CERTIFICATE
OF
111, Inc.

INCORPORATED IN THE CAYMAN ISLANDS

The authorised share capital of the Company is US$50,000.00 divided into 1,000,000,000 shares comprising (i) 800,000,000 Class A Ordinary Shares of a par value US$0.00005 each; (ii) 72,000,000 Class B Ordinary Shares of a par value US$0.00005 each and (iii) 128,000,000 Shares of a par value US$0.00005 each of such class or classed (however designated) as the board of directors may determine in accordance with Article 9 of the Articles.

THIS IS TO CERTIFY THAT THE UNDERMENTIONED PERSON IS THE REGISTERED HOLDER OF THE SHARES SPECIFIED HEREUNDER SUBJECT TO THE RULES AND LAWS GOVERNING THE ADMINISTRATION OF THE COMPANY

SHAREHOLDER	NO. OF SHARES	DISTINCTIVE NUMBERS	CERTIFICATE NUMBER	DATE OF ISSUE

Class A Ordinary Shares

GIVEN UNDER THE COMMON SEAL OF THE COMPANY ON THE DATE STATED ABOVE AND IN THE PRESENCE OF

DIRECTOR

NO TRANSFER OF ANY OF THE ABOVE SHARES CAN BE REGISTERED UNLESS ACCOMPANIED BY THIS CERTIFICATE